UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2019

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 SOUTH VAN BUREN AVENUE BARBERTON, OHIO	44203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 31, 2019, the Board of Directors of Babcock & Wilcox Enterprises, Inc. (the “Company”) appointed Louis Salamone as the Company’s Chief Financial Officer, effective February 1, 2019. The Company has entered into an employment agreement with Mr. Salamone pursuant to which the Company has agreed to pay Mr. Salamone an annual salary of $475,000 in return for his services as Chief Financial Officer. The employment agreement also provides Mr. Salamone with the opportunity to receive bonus payments upon accomplishing certain specified goals, the ability to participate in the Company’s employee benefit plans and, under certain circumstances, severance benefits of up to one year of Mr. Salamone’s salary. The Company also granted Mr. Salamone a cash-settled stock appreciation right that vests after two years of service by Mr. Salamone, including his time serving as Executive Vice President of Finance. After vesting, the stock appreciation right will be exercisable (i) with respect to up to 1,265,000 shares of the Company’s common stock, during the first ten business days subsequent to a calendar quarter in which the weighted average price of the Company’s common stock for such calendar quarter (the “FMV”) is at least $2.25 per share and (ii) with respect to up to an additional 422,000 shares of the Company’s common stock, during the first ten business days subsequent to a calendar quarter in which the FMV of the Company’s common stock for such calendar quarter is at least $2.50 per share. Upon exercise, the amount of cash to be paid will equal the product obtained by multiplying the applicable number of shares of the Company’s common stock being exercised by the difference obtained by subtracting $2.00 from the applicable FMV.
In connection with Mr. Salamone’s appointment as the Company’s Chief Financial Officer, Joel Mostrom has stepped down as interim Chief Financial Officer, effective simultaneous with Mr. Salamone’s appointment. Mr. Mostrom will be available on an as-needed basis for a limited time to ensure an orderly transition.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

February 1, 2019	By:	/s/ J. André Hall
J. André Hall
Senior Vice President, General Counsel and Corporate Secretary